Exhibit 10.34

                             JOINT VENTURE AGREEMENT

This Agreement is made as of the 27 day of October, 1998, by and among NEW YORK BAGEL ENTERPRISES, INC., a Kansas corporation ("NYBE") and WESTERN COUNTRY CLUBS, INC., a Colorado corporation ("WCCI").

RECITALS:

         A. NYBE and WCCI have agreed to form a joint venture for the purpose of
converting   various  New  York  Bagel  Cafe  restaurants  into  Atomic  Burrito restaurants; and

         B. WCCI shall cause its subsidiary, Atomic Burrito, Inc., an Oklahoma corporation, to negotiate in good faith with NYBE, such that it is contemplated that NYBE shall be granted a master license to develop Atomic Burrito(R) restaurants; and

         C. The parties are entering into this Agreement to set forth their mutual understanding and agreements with respect to the terms and conditions of such joint venture.

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         In addition to the other definitions contained herein, the following definitions shall apply for purposes of this Agreement:

         1.1 Affiliate. "Affiliate," when such term is used with respect to another Person which is a legal entity, means (a) any Person who directly or indirectly Controls, is Controlled by or is under common Control with such other Person, (b) any Person who is a director or officer of a privately-owned company, member in or trustee of, or who serves in a similar capacity with respect to, such other Person, or (c) any Person who directly or indirectly is the beneficial owner of 20% or more of such other Person. When the term "Affiliate" is used with respect to another Person who is an individual, it means any corporation, partnership, limited liability Company, trust or other entity of which such other Person serves as an officer, director, general partner, manager, trustee or has similar capacity.

         1-2 Ancillary Agreement. "Ancillary Agreements" means all of the agreements executed and delivered by NYBE and/or WCCI, pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

         1.3 Capital Investment Schedule. "Capital Investment Schedule" means the schedule attached as Schedule 3.2.

         1.4 Closing. "Closing" means the closing of the transactions provided for in this Agreement, which shall take place on the Closing Date at the offices of NYBE in Wichita, or such other place as the parties may agree upon.


         1.5 Closing Date. "Closing Date" means the date on which a Closing occurs.

         1.6 Control. "Control" as applied to a Person means the direct or indirect ownership of more than 50% of the voting common stock (in the case of a corporation) or other voting interests (in the case of legal entity, which is not a corporation)

         1.7 Development Term. "Development Term" means the twelve (12) month period commencing on December 1, 1998. However, either party may terminate this Agreement during the Development Term immediately upon written notice if either party materially fails to perform its duties hereunder. Providing, such termination shall not affect the obligations of WCCI and NYBE to complete the conversion of any Facilities then under construction.

         1.8 Facility. "Facility" means the leased premises and improvements thereon constituting New York Bagel Cafe restaurants, identified in Schedule 1.8, which are to be converted into Atomic Burrito restaurants pursuant to or as contemplated by this Agreement.

         1.9 License Agreement. "License Agreement' meets the License Agreement substantially the form of Exhibit "A," attached hereto.

         1.10 NYBE Responsibilities Schedule. "NYBE Responsibilities Schedule" means the schedule attached as Exhibit 3.4(A).

         1.11 Operating Agreement. "Operating Agreement" means an Operating Agreement in substantially the form of Exhibit "B," attached hereto.

         1.12 Percentage Interest. "Percentage Interest" means, as applied to the Project Entity, the ownership interest of NYBE or WCCI in such Project Entity.

         1.13 Person. "Person" means a natural person, corporation, trust, partnership, limited liability company, governmental entity (or agency, branch or department thereof) or any other legal entity.

         1.14 Project Entity, "Project Entity" means any limited partnership, limited liability company or other entity, which, directly or indirectly, owns the Facilities.

         1.15 Territory. "Territory" means the geographic area described on the attached Schedule 1.15.

         1.16  WCCI's  Responsibilities   Schedule.   "WCCI's   Responsibilities
Schedule" means the schedule attached as Exhibit 3.4(B).

                                    ARTICLE 2
                            PURPOSE OF JOINT VENTURE

         The parties are entering into the joint venture contemplated by this Agreement in order for NYBE and WCCI, through a jointly owned limited liability company to convert, own, operate and finance, the Facilities in targeted market areas throughout the Territory. The Facilities that shall be subject to conversion to Atomic Burrito restaurants pursuant to the terms of this Agreement set forth in the attached Schedule 1.8.

                                    ARTICLE 3
                                    COVENANTS

         3.1 Formation and Capitalization of Project Entity. At the Closing, NYBE and WCCI shall form the Project Entity contemplated by this Agreement by entering into the Operating Agreement. It is contemplated by the parties that the Operating Agreement will contain a provision for incentivising store level managers by allowing them to participate in the net profits of particular Facilities,

         3.2 Capitalization of Project Entity. During the Development Term, the parties shall make mandatory capitol contributions to the Project Entity, as more fully set forth in the Capital Investment Schedule, attached hereto as
Schedule 3.2, unless the parties otherwise agree, neither NYBE nor WCCI shall have any obligation to make any expenditure, provide capital or loan funds to the Project Entity, except as may specifically be required by this Agreement, ally Ancillary Agreements (including the Operating Agreement), by applicable law, or as otherwise agreed by NYBE and WCCI from time to time.

         3.3 Project Entity Financing. In the event it is deemed necessary by the parties hereto, the parties will use their best efforts to cause the Project Entity to obtain the necessary financing; and the parties hereto shall jointly be the guarantors of such financing if guaranty is required.

        3.4  Responsibilities of the Parties.

         A) NYBE shall be responsible for the duties and activities set forth on the NYBE Responsibilities Schedule. To the extent that NYBE is to be reimbursed or compensated for such services, the terms and conditions of same shall be set forth on the NYBE Responsibilities Schedule.

         B) WCCI shall be responsible for the duties and activities set forth on the WCCI's Responsibilities Schedule. To the extent that WCCI is to be reimbursed or compensated for such services, the terms and conditions of same shall be set forth on the WCCI Responsibilities Schedule.

         C) All charges associated with the forgoing services provided by NYBE or WCCI or any Affiliate shall be paid by the Project Entity or as agreed on by both parties in writing.

         3.5 Facility Development. With respect to the Facilities, WCCI shall begin construction on converting the Facilities pursuant to the following development schedule:

         A)      December 1, 1998     Facility  located at 310 North  Rock Road,
                                      Wichita, Kansas

         B)      December 15, 1998    Facility  located at 5048 South  Sheridan,
                                      Tulsa, Oklahoma

         C)      January 15, 1999     Facility located at 1520 East 15th Street,
                                      Tulsa, Oklahoma

         D)      March 1, 1999        Facility to be selected at sole discretion
                                      of WCCI, no later than January 1, 1999

         E)      May 1, 1999          Facility to be selected at sole discretion
                                      of WCCI, no later than January I, 1999

         F)      July 1, 1999         Facility to be selected at sole discretion
                                      of WCCI, no later than January I, 1999

         G)      September 15, 1999   Facility to be selected at sole discretion
                                      of WCCI, no later than January 1, 1999

         H)      December 1, 1999     Facility to be selected at sole discretion
                                      of WCCI, no later than January 1, 1999

In the event WCCI elects not to develop the Facilities identified as (G) and (H) above, WCCI shall pay to NYBE the sum of Two Thousand Five Hundred Dollars ($2,500.00) per Facility and, shall

         *Prior to the commencement of construction on any Facility, WCCI shall obtain a bid for the costs and expenses associated with the conversion and opening of that Facility and shall deliver such bid to NYBE. It is understood and agreed by the parties hereto that WCCI shall pay the first One Hundred Fifty Thousand Dollars ($150.000.00) of the conversion costs with respect to any particular Facility, and the Project Entity shall pay the additional costs and expenses associated with the conversion. In the event WCCI fails to meet the development schedule, its obligation to corem-byte the first One Hundred Fifty Thousand Dollars ($150,000) shall increase each month by the amount of rent for the particular Facility that is behind schedule until such time as construction

         **Notwithstanding anything to the contrary contained herein, it is understood and agreed by the parties hereto that WCCI shall pay seventy percent (70%) and NYBE shall pay thirty percent (30%), respectively, of the pre-opening costs and expenses, relating to the construction and opening of this Facility.


Therefore be released from its obligation to convert these Facilities. WCCI shall have the right to substitute Facilities into the development schedule, or rearrange the order in which the Facilities are to be developed, provided that the development schedule timing is not affected.

     3.6 Operation of Facilities. The Project Entity shall be solely responsible for all cost and expenses associated with (i) funding each Facility after the completion of the construction, these expenses include, without limitation, all pre-opening marketing activities, pre-opening cost of innovatory and all post-opening operational expenses; (ii) the assumption of the lease agreement for a particular Facility from the earlier of the respective dates set forth in
Section 3.5 or the date construction begins for a particular Facility (if acceptable to the landlord, the Project Entity shall into a new lease agreement (on terms no less favorable than those experienced by NYBE), at which time NYBE shall be released from its obligations under the current lease; provided, if NYBE is to remain or otherwise guaranty any such lease agreement, then WCCI shall also, jointly and severally, guaranty such lease agreement); and (if) paying for all insurance and utility expenses with respect to each Facility. In addition to the foregoing, it is understood by the parties that WCCI shall have operational control (are the store level), relative to the day-today operation of the converted Facilities.

         3.7 Additional NYBE Restaurants. During the Development Term, NYBE shall pursue the disposition of NYBE restaurants. In the event NYBE identifies a disposition plan for say of it its (other than the Facilities), which NYBE intends on pursuing, NYBE shall notify WCCI of its intent to dispose of that specific NYBE restaurant; and WCCI shall have fourteen (14) days from the date of such notice to evaluate such NYBE restaurant, In the event WCCI is interested in such NYBE restaurant, WCCI shall notify NYBE of its desire to convert such NYBE restaurant to an Atomic Burrito(R) restaurant and the parties shall either
(i) amend this Agreement and insert such NYBE restaurant into the development schedule or (ii) WCCI shall, with the consent of NYBE, have the right to convert such NYBE restaurant outside of this Agreement. If NYBE does not consent to option (ii), the parties shall enter into a subsequent Joint Venture Agreement with NYBE having the relative percentage ownership that the offer to purchase such NYBE restaurant by a third party or the fair marker value of such NYBE Restaurant's assets, as the case may be, bears to the total cost associated with the conversion of such NYBE restaurant. Also, NYBE shall have the right to contribute cash to the subsequent Joint Venture in an amount necessary to bring its ownership percentage up to forty percent (40%). Provided, however, in the event, at WCCI elects to one hundred twenty (120) days from the date WCCI receives notice from NYBE of its rights hereunder.

         3.8 Master Licensing Agreement. As partial consideration for this Agreement, the parties hereby agree that NYBE and Atomic Burrito, Inc., shall enter into a Master Licensing Agreement pursuant to which NYBE shall have the right to license or develop up to fifty (50) Atomic Burrito(R) restaurants within an exclusive territory. It is contemplated by the parties that this Master Licensing Agreement shall be executed no later than the earlier of (i) December 1, 1998, or (ii) the date the first Facility's lease is assumed by the Project Entity.

         3.9 Restrictions on Transferability of Interests, From and after the Closing Date, neither NYBE nor WCCI shall transfer its ownership interest in the Project Facility except to the other party; provided, however, that either party may transfer a portion of its interest to an Affiliate prior to the exercise of a put or call option pursuant to Section 3.11 so as to preserve the existence of the Project Entity following such purchase. A transfer means any disposition of an interest or any interest therein, including, without limitation, any sale, gift, assignment, pledge or encumbrance, whether such disposition occurs voluntarily, by operation of law or otherwise.

       3.10  Non-competition.

         A) During the period in which the Project Entity is a licensee of WCCI, without the prior written consent of NYBE, WCCI shall not directly or indirectly own, operate, develop, construct, manage or participate in the ownership, development, construction, operation or management of any restaurant engaged in the sale of bagels or bagel related products located in the Territory.

         B) During the period in which the Project Entity is a licensee of WCCI, without the prior written consent of NYBE, WCCI shall not directly or indirectly own, operate, develop, construct, manage or participate in the ownership, development, construction, operation or management of quick service fresh-Tex Mexican restaurants, located within the Designated Market Area or Areas identified by the then current Nielson Well Map, published by the A.C, Nielson Company, in which the Project Entity is operating an Atomic Burrito restaurant.

         C) The restrictions on WCCI set forth in Section 3,10(A) and (B) shall also apply to any entities or Persons directly or indirectly controlled by WCCI.

         D) The restrictions set forth in Section 3.10(A) are subject to the following exceptions:

                  i) Such restrictions shall not be considered violated by reason of WCCI owning and/or constructing any restaurant engaged in the sale of bagels or bagel related products, located outside the Territory;

                  ii) Such restrictions shall not be considered violated by reason of WCCI owning less than a five percent (5%) interest in a legal entity that owns, develops, constructs, operates or manages any restaurant engaged in the sale of bagels or bagel related products;

         E) During the period in which the Project Entity is a licensee of WCCI, without the prior written consent of WCCI, NYBE shall not directly or indirectly own, operate, develop, construct, manage or participate in the ownership, development, construction, operation or management of quick service fresh-Tex Mexican restaurants located in the Territory.

         F)    The restrictions on NYBE set forth in Section 3.10(E) shall  also
               apply  to  any  entities   or  Persons  directly   or  indirectly
               controlled by NYBE.

         G) The restrictions set forth in Section 3.10(E) shall not be considered violated by reason of NYBE owning less than a five percent (5%) interest in a legal entity that owns, develops, constructs, operates or manages any quick service fresh-Tex-Mexican restaurants;

         H)    Each party hereby agrees that the restrictions set forth in  this
               Section 3,10 are founded on valuable consideration and are reasonable in duration and geographic area in view of the circumstances under which this Agreement is executed and that such restrictions are necessary to protect the legitimate interests of the parties. In the event that any provision of this
               Section 3.10 is determined to be invalid by any arbitrator or court of competent jurisdiction, the provisions of this Section
               3.10 shall be deemed to have been amended end the parties agree to execute any documents and take whatever action is necessary to evidence such amendment, so as to eliminate or modify any such invalid provision and to carry out the intent of this Section
               3.10 to render the terms of this Section 3.10 enforceable in all respects as so modified.

         I) Each party acknowledges and agrees that irreparable injury may result to the other party and/or a Project Entity if the other party breaches any covenant contained in this Section 3.10 and that the remedy at law for the breach of any such covenant will be inadequate. Therefore, if any party shall engage in any act in violation of any of the provisions of this Section 3.10, the other party shall be entitled, in addition to such other remedies and damages as may be available to either or both of them at law or under this Agreement, to injunctive relief to enforce the provisions of this Section 3.10.

         3.11 Confidentiality. The parties will at all times hold and cause their consultants and advisors to hold in confidence the information contained in this Agreement. In addition, each party (the "receiving party") will at all times hold and cause its advisors and representatives to hold in strict confidence all documents, materials and other information concerning the other parties (the "disclosing party"), which have been or will be furnished by the disclosing party to the receiving parties or their employees, advisors and representatives in connection with the transactions contemplated by this Agreement and which are designated as confidential. All such information shall be dialoged by a receiving party only to its employees, advisors and representatives engaged in the evaluation of such information. If the transactions contemplated by this Agreement are not consummated, regardless of the reason therefor, such confidence will be maintained by the receiving party, except to the extent such information (a) was previously known to the receiving party prior to disclosure by the disclosing party, (b) is in the public domain through no fault of the receiving party, (c) is lawfully acquired by the receiving party from a third party under no obligation of confidence to the disclosing party, or (d) is required by any law or by any governmental or judicial body to be disclosed. Such documents and information will not be used to the detriment of the disclosing party or otherwise in any manner and all documents, materials and other Written information provided by the disclosing party to the receiving party, including all copies and extracts thereof, will be returned to the disclosing party immediately upon its written request




         3.12 Further Assurances . Following the Closing, each party shall execute such further documents and perform such further acts as may be reasonably necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements in accordance with the terms hereof and thereof and to more effectively carry out the transactions contemplated hereby and thereby.

         3.13 Liens and Encumbrances. Each of NYBE and WCCI, acquiring an interest in the Project Entity, agrees to keep its ownership interest in each such entity free and clear from any and all security interests, liens and restrictions in favor of third parties.

         3.14 Public Statement. NYBE and WCCI shall consult with each other prior to issuing any press release or making any other public statement (including, direct communications with third parties) with respect to the transactions contemplated hereby and will not issue any such release or make any such statement without the approval of the other parry, except as required pursuant to any state or federal securities law or by the rules and regulations of any relevant securities exchange or quotation system upon which a party's securities are then traded. NYBE and WCCI acknowledge that its breach of the provisions of this Section 3.14, may result in the assessment of fines, penalties and/or civil liabilities by the Securities and Exchange Commission, state securities commissions, and others.

                                    ARTICLE 4
         REPRESENTATIONS AND WARRANTIES AND ADDITIONAL COVENANTS OF NYBE

         NYBE hereby represents and warrants to WCCI, as of the date of this Agreement and further covenants that NYBE shall hereafter represent and warrant to WCCl as of the Closing Date that:

         4.1 Organization. NYBE is a corporation validly existing and in good standing under the laws of the State of Kansas and has full corporate power and corporate authority to conduct its business as presently conducted and to become an owner of the Project Entity. NYBE is duly qualified to transact business as a foreign corporation in the State of domicile of each Facility.

         4.2 Authorization: Enforceability. The execution, delivery performance by NYBE of this Agreement and the Ancillary Agreements are within the corporate power of NYBE and have been duly authorized by all necessary corporate action by NYBE. This Agreement and the Ancillary Agreements, when executed and delivered by NYBE, will be the valid and binding obligations of NYBE, enforceable against NYBE in accordance with their respective terms.

         4.3 No Violation or Conflict. The execution, delivery and performance by NYBE of this Agreement and of the Ancillary Agreements will not conflict with or violate any law, judgment, order, or decree, the Articles of Incorporation or Bylaws of NYBE, or any contract or agreement to which either is a party or by which it is respectively bound.

         4.4 Brokers. NYBE has not incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

         4.5 Litigation. There is no litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of NYBE, proposed or threatened, against NYBE which could have a material adverse effect on the transactions contemplated hereby. There is no action, suit or proceeding against NYBE by any person or entity which questions the validity, legality or propriety of the transactions contemplated by this Agreement or the Ancillary Agreements.

         4.6 Governmental Approvals. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required on the part of NYBE in connection with its execution and delivery of this Agreement and the Ancillary Agreements and the consummation by it of the transactions contemplated hereby and thereby.

         4.7 Required Consents. There are no approvals or consents which NYBE is required to obtain from any third parties to enter into this Agreement or the Ancillary Agreements which have not been obtained.

         4.8 Representations and Warranties True and Correct at Closing. Except as specifically disclosed by NYBE to WCCI in writing prior to or at the Closing Date with respect to matters arising after the date of this Agreement the representations and warranties of NYBE set forth in this Article 4 shall be true and correct as of the Closing.

         4.9 Disposition of NYBE Facilities. Except as otherwise contemplated herein, during the Development Term, NYBE shall not dispose of any New York Bagel Cafe restaurant without giving WCCI a first option, which option shall be exercised if at all within ninety (90) days of receipt of written notification by NYBE, to convert such New York Bagel Cafe restaurant(s) into Atomic Burrito(R) restaurant(s) pursuant to the terms of a subsequent Join Venture Agreement, substantially in the form of this Agreement.

                                    ARTICLE 5
         REPRESENTATIONS AND WARRANTIES AND ADDITIONAL COVENANTS OF WCCI

         WCCI hereby represents and warrants to NYBE, as of the date of this Agreement, and further covenants that WCCI shall hereinafter represent and warrant to NYBE as of the Closing Date that:

         5.1 Organization. WCCI is a corporation, validly existing and in good standing under the laws of the State of Colorado and has full power and authority to conduct its business as presently conducted and to become an owner of the Project Entity, WCCI is duly qualified to transact business as a foreign corporation in the State of domicile of each Facility.

         5.2 Authorization: Enforceability. The execution, delivery and performance by WCCI of this Agreement and the Ancillary Agreements are within the power of WCCI and have been duly authorized by all necessary action by WCCI. This Agreement and the Ancillary Agreements, when executed and delivered by WCCI, will be the valid and binding obligations of WCCI, enforceable against it in accordance with their respective terms.

         5.3 No Violation or Conflict. The execution, delivery and performance by WCCI of this Agreement and the Ancillary Agreements will not conflict with or violate any judgment, order or decree, the Articles of Incorporation or Bylaws of WCCI, or any contract or agreement to which WCCI is a party or by which WCCI is bound

         5.4 No Broker. WCCI has not incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

         5.5 No Litigation. There is no litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of WCCI, proposed or threatened, against WCCI which could have a material adverse effect on the transactions contemplated hereby. There is no action, suit or proceeding by any person or governmental agency against WCCI which questions the legality, validity or propriety of the transactions contemplated by this Agreement or the Ancillary Agreements.

         5.6 Governmental Approvals. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required on the part of WCCI in connection with its execution and delivery of this Agreement and the Ancillary Agreements and the consummation by it of the transactions contemplated hereby mad thereby.

         5.7 Required Consents. There are no approvals or consents, which WCCI is required to obtain from third parties to enter into this Agreement or the Ancillary Agreements, which have not been obtained.

         5.8 Representations and Warranties True and Correct at Closing. Except as specifically disclosed by WCCI to NYBE in writing prior to or at the Initial Closing Date with respect to matters arising after the date of this Agreement, the representations and warranties of WCCI set forth in this Article 5 shall be true and correct as of the Closing.

                                    ARTICLE 6
                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                     OF WCCI

         Each and every obligation of WCCI to be performed on the Closing Date shall be subject to the satisfaction prior to or at Closing of the following conditions:

         6.1 Compliance with Agreement. NYBE shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or at Closing.

         6.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, to be taken by NYBE in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to WCCI, and NYBE shall have made available to WCCI for examination the originals or true and correct copies of all documents which WCCI may reasonably request and NYBE can reasonably obtain in connection with the transactions contemplated by this Agreement.

         6-3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         6.4 Representations and Warranties. The representations and warranties made by NYBE in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

         6.5 Deliveries at Closing. NYBE, as the case may be, shall have delivered or caused to be delivered to WCCI the documents provided for in this Agreement, together with such certificates and documents of officers of NYBE and of public officials as shall be reasonably requested by WCCI's counsel to establish the existence and status of NYBE and the due authorization by NYBE of this Agreement, the Ancillary Agreements to which either is a party and the consummation by NYBE of the transactions contemplated healthy and thereby.

                                    ARTICLE 7
                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                     OF NYBE

         Each and every respective obligation of NYBE to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

         7.1 Compliance with Agreement. WCCI shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or at such Closing.

         7.2 Proceedings and Instruments Satisfactory. All proceedings to be taken by WCCI in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to NYBE, and WCCI shall have made available to NYBE for examination the originals or true and correct copies of all documents which NYBE may reasonably request and WCCI can reasonably obtain in connection with the transactions contemplated by this Agreement,

         7.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.4 Representations and Warranties. The representations and warranties made by WCCI in this Agreement shall be true and correct as of the Closing Date with the stone force and effect as though such representations and warranties had been made on the Closing Date.

         7.5 Deliveries at Closing, WCCI shall have delivered or caused to be delivered to NYBE the documents provided for in this Agreement, together with such certificates and documents of officers of WCCI and of public officials as shall be reasonably requested by either NYBE's counsel to establish the existence and status of WCCI and the due authorization by WCCI of this Agreement, the Ancillary Agreements to which it is a party and the consummation by WCCI of the transactions contemplated hereby or thereby.

                                    ARTICLE 8
                         CLOSING; DELIVERIES AT CLOSING

         8.1 Closing. The Closing shall occur on the date the parties hereto may mutually agree upon in writing.


         8.2 Actions  at  Closing.    At  the  Closing,  NYBE  and/or  WCCI,  as
applicable,  shall take or cause to be taken the  following actions:

         A) Operating Agreement. NYBE and WCCI shall enter into the Operating Agreement pursuant to which NYBE and WCCI shall form the Project Entity. In addition, at the Closing NYBE and WCCI shall remit the capital contributions to the Project Entity referred to in the Capital Investment Schedule.

         B) Other Actions and Deliveries. Each party shall have deliver of cause to be delivered to the other party such other certificates and documents as may be reasonably requested by such other party's counsel to establish the existence and status of the first party, the due authorization by the first party of this Agreement and the Ancillary Agreements to which the first party is a party and the consummation by the first party of the transactions contemplated hereby and thereby.

                            ARTICLE 9 INDEMNIFICATION

         9.1 WCCI's Indemnity. WCCI hereby agrees to indemnify NYBE for and hold it harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys' fees and other reasonable legal costs and expenses) which they may at any time suffer or incur, or become subject to, as a result of or in connection with:

         A) any breach or inaccuracy of any of the representations and warranties made by WCCI in this Agreement or in any Ancillary Agreements;

         B)    any   failure  by   WCCI  to  carry   out,  perform,  satisfy  or
               discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any Ancillary Agreements;

         C) any payments by NYBE, with respect to any obligations of a Project Entity which is jointly owned by NYBE and WCCI, which at the time of payment have been jointly guaranteed by NYBE and WCCI, to the extent such payments by either or both of them exceed NYBE's proportionate share of such obligations, based on its Percentage Interest in such Project Entity; or

         D) any suit, action or other proceeding brought by any Person against NYBE, arising out of, or in any way related to, any of the matters referred to in Section 9. i(A), 9.1(B) or 9.1(C) hereof.

         9.2 NYBE's Indemnity NYBE hereby agrees to indemnify WCCI for and hold it harmless from and against any and all losses, damages, costs, exposes, liabilities, obligations and claims of any kind (including without limitation, reasonable attorneys' fees and other reasonable legal costs and expenses) which they may at any time suffer or incur, or become subject to, as a result of or in connection with:

         A) any breach or inaccuracy of any of the representations and warranties made by NYBE in this Agreement or in any Ancillary Agreement;

         B) any failure by NYBE to carry out. perform, satisfy or discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any Ancillary Agreement;

         C) any payments by WCCI with respect to any obligations of the Project Entity which have been jointly guaranteed by WCCI and NYBE, to the extent such payments exceed WCCI's proportionate share of such obligations, based on its Percentage Interest in the Project Entity; or

         D) any suit, action or other proceeding brought by any Person against WCCI, arising out of, or in any way related to, any of the matters referred to in Section 9.2(A), 9.2(B) or 9.2(C) hereof.

        9.3    Provisions Regarding Indemnities.

         A)    The  indemnification  obligations of WCCI and NYBE under Sections
               9.1 and 9.2, respectively, shall survive for the applicable statute of limitations. Delivery of any written demand for indemnification by an indemnified party shall t011 the survival period for the subject of the particular demand and, once notice is given; the indemnified party may pursue the particular claim to its conclusion to the extent permitted by applicable law.

         B) The indemnified party shall promptly notify the indemnifying party in writing and in reasonable detail of any claim, demand, action or proceeding for which indemnification will be sought under Section 9.1 or Section 9.2 of this Agreement, and if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, such consent not to be unreasonably withheld or delayed.

                             ARTICLE 10 TERMINATION

         10.1 Termination. The parties acknowledge that time is of the essence hereof. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time hereafter as follows:

         A)    by mutual written agreement of NYBE and WCCI;

         B) by WCCI if any of the conditions set forth in Article 6 of this Agreement have not been timely fulfilled by NYBE; or

         C) by NYBE if any of the conditions set forth in Article 7 of this Agreement have not been timely fulfilled by WCCI.

         In the event of termination by WCCI or NYBE pursuant to Section 10.1(B) or 10.1(C), respectively, as a result of a breach by the other party of any of its representations, warranties, agreements or obligations contained herein, the terminating party shall be entitled to any remedies available to it at law or in equity.

                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 Entire Agreement: Amendment. This Agreement and the other agreements and documents executed in connection herewith, constitute the entire agreement between the parties pertaining to the subject matter of this Agreement, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

         11.2 Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, and except as expressly provided herein or in any Ancillary Agreements, each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants, brokers, consultants, investment bankers and other experts incident to the negotiation of this Agreement. However, the Project Entity shall be responsible for the fees and expenses related to the preparation of this Agreement and the consummation of the transactions contemplated by this Agreement.

         11.3 Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Kansas.

         11.4 Binding Effect: Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party, whether by operation of law or otherwise.

         11.5 Facility Atmosphere. The Project Entity shall take input from executive management of NYBE, concerning the tenant improvements with respect to ensuring that the improvements will result in an "adult friendly," yet fun, friendly and festive atmosphere. NYBE hereby agrees that WCCI shall have the right to determine if it is appropriate to serve alcohol at any or all of the Facilities.

         I 1.6 Notices. Each notice, request, demand or other communication ("Notice") by either party to the other party pursuant to this Agreement shall be in writing and shall be personally delivered or sent by U.S, certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight commercial courier, charges prepaid, or by facsimile transmission (but each such Notice sent by facsimile transmission shall be confirmed by sending an original thereof to the other party by U.S. mail or commercial courier as provided herein no later than the following business day), addressed to the address of the receiving party set forth below or to such other address as such party shall have communicated to the other party in accordance with this Section. Any Notice hereunder shall be deemed to have been given and received on the date when personally delivered, on the date of sending when sent by facsimile, on the third business day following the date of sending when sent by mail or on the first business day following the date of sending when sent by commercial courier.

             If to WCCI:         Western Country Clubs, Inc.
                                 1601 N.W. Expressway, Suite 1610
                                 Oklahoma City, Oklahoma 73118
                                 Facsimile: 405-848-0998
                                 Attn:  James E. Blacketer

           With a copy to:       John Hudson, Esq.
                                 1601 N.W. Expressway, Suite 1910
                                 Oklahoma City, Oklahoma 73118
                                 Facsimile: 405-840-4671

           If to NYBE:           New York Bagel Enterprises, Inc.
                                 115 East 8th Street
                                 Stillwater, Oklahoma 74076
                                 Facsimile: 405-624-3722
                                 Arm: Robert J. Geresi

           With a copy to:       Gregory B. Klenda
                                 Klenda, Mitchell, Austerman & Zuercher, L.L.C.
                                 1600 Epic Centex
                                 301 North Main Street
                                 Wichita, Kansas 67202
                                 Facsimile: 316-267-0333

         11.7   Counterparts.   This   Agreement  may  be  executed  in  several
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.

         11.8 Headings. The Article and Section headings shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.

         11.9 Construction. Common nouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person may in the context require, References to Sections herein include all subsections which are subsidiary to the Section referred to. No provision of this Agreement shall be construed in favor of or against any party hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof.

         11.10 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part reader other circumstances, shall not be affected thereby unless such invalidity materially impairs the ability of the parties to consummate the transactions contemplated by this Agreement.

         11.11 Knowledge. Any representation, warranty, Covenant or statement which is made to the knowledge of any party to this Agreement shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

         11.12 Survival. All representations and warranties of the parties contained in this Agreement or made pursuant to this Agreement shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement for the applicable statute of limitations. All obligations under this Agreement which expressly or implicitly by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement and until they are satisfied in full or by their nature expire.

         11.13 Waiver of Compliance. Any failure of NYBE or WCCI to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by WCCI or NYBE, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         1 1.14 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         11. 15 Costs of Litigation. In the event of any litigation arising among the parties concerning this Agreement the non-prevailing party shall pay the reasonable attorney's fees and costs incurred by the prevailing party (or parties) incurred as an incident to such litigation.

         11.16 Guaranty. In the event that either WCCI or NYBE causes a subsidiary to enter into this Agreement WCCI and/or NYSE, as the case may be, hereby absolutely and unconditionally guarantees the due and punctual payment of all amounts and the due and punctual performance of all of its obligation owed under this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                  NEW YORK BAGEL ENTERPRISES, INC.



                                  By /s/ Robert J. Greresi
                                    -----------------------------------
                                    Robert J. Greresi/Executive Officer

                                                 "NYBE'




                                  WESTERN COUNTRY CLUBS, INC.


                                  By /s/ James E. Blacketer
                                    -----------------------------------
                                    James E. Blacketer, Chief Executive Officer

                                                  "WCCI"

                                    EXHIBIT A

                                LICENSE AGREEMENT

                                    EXHIBIT B

                               OPERATING AGREEMENT

                                  EXHIBIT 1.15

This Agreement covers the Facilities located in:

1.    Tulsa, Oklahoma
2.    Manhattan and Wichita, Kansas
3-    Lubbock, Waco, Austin, Midland, Temple and San Antonio, Texas
4.    Springfield, Missouri
5-    Nashville, Tennessee

65632

                                  Schedule 1.18



3801 South General Bruce Drive, Temple, Texas
500 West Wadley, Midland, Texas
9070  Research  Boulevard.   Suite  303,  Austin,  Texas
13450  North  Research Boulevard,  #'243,  Austin, Texas
7239 Quaker Avenue,  Lubbock,  Texas
5188 West Waco Drive, Waco, Texas
999 East Basse Road, Suite 199, San Antonio,  Texas
3837 South Campbell, Springfield,  Missouri
2456 East Sunshine, Springfield, Missouri
3009 West End Avenue,  Nashville,  Tennessee
1800 21si Avenue South,  Nashville, Tennessee
 1219 Bluemont Avenue, Manhattan, Kansas


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



                           CAPITAL INVESTMENT SCHEDULE

As to the Project Facility, the parties shall contribute capital as follows:

         NYBE
         ----
         Within ten (10) days prior to the commencement o f construction on any Facility, NYBE shall contribute to the Project Entity (i) any and all leases and leasehold improvements with respect to that Facility and
         (ii) any and all equipment located at the Facility which WCCI identifies as useful and desired for the operation of the Atomic Burrito(R) restaurant at the Facility. All equipment not identified for contribution by WCCI shall remain the sole property of NYBE and NYBE shall have the right to remove, at its sole cost and expense, said equipment at any time.

         WCCI
         ----
         WCCI shall be required to contribute funds, on an ongoing basis, to the Project Entity hi amounts sufficient to cover the conversion costs of the Facilities. It is contemplated by the parties hereto that the funds will be in an amount necessary to cover the costs of construction and pre-opening expenses, including, without limitation, all fixtures, equipment, signage, required tenant improvements, training expenses, pre-opening travel expenses and small wares.

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



                                 EXHIBIT 3.4(A)


                         NYBE RESPONSIBILITIES SCHEDULE

Perform all accounting functions for the Project Entity, including, without limitation, cash management bank account reconciliation and preparation of monthly internal unaudited financial statements. In consideration for performing these services, the Project Entity shall be pay a fee of one percent (1%) of Net Sales to NYBE, up to a maximum of One Thousand Dollars ($l,000.00) per Facility, per month. WCCI shall have the right to terminate NYBE's right to perform these accounting functions if NYBE sells all or substantially all of its assets.

65632

                                 EXHIBIT 3.4(B)

                        WCCI'S RESPONSIBILITIES SCHEDULE

Design, construct and open the Atomic Burrito restaurants contemplated by this Agreement

Hire, supervise, manage and oversee the day to day operations of the Atomic Burrito restaurants developed pursuant to this Agreement.


65632